Exhibit 8.2

February 21, 2023

Brunswick Bancorp 439 Livingston Avenue New Brunswick, NJ 08901
Re: Registration Statement on Form S-4
Ladies and Gentlemen:
Reference is made to the Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) of Mid Penn Bancorp, Inc., a Pennsylvania corporation (“Mid Penn”), including the proxy statement and prospectus forming a part thereof, relating to the proposed merger of Brunswick Bancorp, a New Jersey corporation (“Brunswick”) with and into Mid Penn, with Mid Penn continuing as the surviving entity, pursuant to an Agreement and Plan of Merger dated as of December 20, 2022 (as such agreement may be amended from time to time, the “Merger Agreement”), by and between Mid Penn and Brunswick. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. At your request, and in connection with the filing of the Registration Statement, we are rendering our opinion concerning United States federal income tax matters.
In providing our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Merger Agreement), (ii) the statements concerning the transactions contemplated by the Merger Agreement and the parties referred to in the Merger Agreement and the Registration Statement are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), (iii) any statements made in the Merger Agreement or the Registration Statement regarding the “belief” of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), in each case as if made without such qualification, and (iv) the parties to the Merger Agreement have complied with, and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement. If any of the above described assumptions are untrue for any reason or if the transactions contemplated by the Merger Agreement are consummated in a manner that is different than the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.
We have participated in the preparation of the discussion set forth in the section entitled “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement. Based upon and subject to the assumptions, limitations and qualifications set forth above and in such discussion, such discussion constitutes our opinion as to the material United States federal income tax consequences of the Merger.
Our opinion set forth above is based on the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the United States federal income tax laws.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to us. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933,as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Windels Marx Lane & Mittendorf, LLP
WINDELS MARX LANE & MITTENDORF, LLP